Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 333 West Fort Street, Suite 1800 • Detroit, MI 48226

FOR IMMEDIATE RELEASE

Contact:
Tom Wennerberg	(248) 498-2872	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF FINANCIAL CORPORATION ANNOUNCES TRANSITION PLAN
FOR CHIEF FINANCIAL OFFICER

DETROIT December 16, 2019 - TCF Financial Corporation (TCF) (NASDAQ: TCF) today announced that Dennis Klaeser will step down from his role as chief financial officer on October 1, 2020. At that time, Brian Maass, deputy chief financial officer and treasurer, will assume the role of chief financial officer and will report directly to Craig Dahl, president and chief executive officer.

After Mr. Klaeser steps down from his role as chief financial officer (CFO), the Company intends to enter into an exclusive consulting agreement with Mr. Klaeser to provide strategic advice and assistance to TCF’s senior executive leadership.

“We are grateful for Dennis’ significant contributions throughout our merger of equals and at our legacy banks,” said Craig Dahl, president and chief executive officer at TCF Financial Corporation. “We look forward to Dennis’ continued leadership of the finance team until his transition date, and he will continue to be actively involved in ensuring the success of integration activities through the third quarter of 2020. Dennis has been instrumental in delivering significant growth in shareholder value during the past 10 years and we congratulate him on his many accomplishments. I, and the entire leadership team, look forward to his continued contributions as a consultant to TCF.”

Mr. Dahl added, “I have worked with Brian for seven years and I am pleased to announce him as our next CFO. He has been instrumental in guiding our financial strategy pre-merger and in leading the finance and treasury functions through the close of our merger of equals and during our integration. I look forward to Brian’s leadership as he transitions to the CFO role next year and as we work to deliver on our merger commitments.”

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Mr. Klaeser began serving as executive vice president and chief financial officer at TCF with the closing of the merger of equals on August 1, 2019. He previously served as executive vice president and chief financial officer at Chemical Financial Corporation for three years, and served as chief financial officer of Talmer Bancorp and First Place Bank. Additionally, Mr. Klaeser held leadership roles at Raymond James, PrivateBancorp, Inc., Anderson Corporate Finance and EVEREN Securities. Mr. Klaeser holds a bachelor’s degree from Lawrence University and master’s degrees from the University of Chicago and Northwestern University’s Kellogg Graduate School of Management.

Mr. Maass assumed the role of executive vice president, deputy chief financial officer and treasurer at TCF following the closing of the merger of equals on August 1, 2019. Prior to the merger, he served TCF as its chief financial officer for nearly four years, and treasurer and chief investment officer for three years. Mr. Maass previously held leadership roles at Wells Fargo and Crowe LLP. He received his bachelor’s degree in accounting from Northern Illinois University and holds a master’s degree in business administration from the University of St. Thomas in Minnesota.

About TCF Financial Corporation
TCF Financial Corporation (NASDAQ: TCF) is a Detroit, Michigan-based financial holding company with $46 billion in total assets and a top 10 deposit market share in the Midwest at September 30, 2019. TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients. TCF has more than 500 branches primarily located in Michigan, Illinois and Minnesota with additional locations in Arizona, Colorado, Indiana, Ohio, South Dakota and Wisconsin. TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses. To learn more about TCF, visit tcfbank.com.
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